UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  October 26, 2015
Date of earliest event reported:  October 23, 2015
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1891 Metro Center Drive,
Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On October 23, 2015, MAXIMUS, Inc. (the “Company”), certain subsidiaries of the Company, the financial institutions party thereto, as Lenders, and SunTrust Bank, as Administrative Agent entered into a second amendment (the “Second Amendment”) to the Amended and Restated Revolving Credit Agreement dated as of March 15, 2013 (the “Credit Agreement”) among the Company, the financial institutions party thereto, as Lenders, SunTrust Bank, as Administrative Agent, SunTrust Robinson Humphrey, Inc. and Bank of America, N.A., as Joint Lead Arrangers, and HSBC Bank USA, N.A. and TD Bank, N.A., as Documentation Agents.  The Second Amendment amends in part the definition of “Change of Control” in Section 1.1 of the Credit Agreement.

This summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by the Second Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein, and the First Amendment to the Credit Agreement and the Credit Agreement, copies of which have been previously filed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1
Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 23, 2015 among MAXIMUS, Inc., certain subsidiaries of MAXIMUS, Inc. party thereto, SunTrust Bank, as Administrative Agent and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	October 26, 2015	By:	David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBITS

Exhibit No.

10.1
Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 23, 2015 among MAXIMUS, Inc., certain subsidiaries of MAXIMUS, Inc. party thereto, SunTrust Bank, as Administrative Agent and other lenders party thereto.

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